UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): May 14, 2021

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2021, Shamit Grover informed BrightView Holdings, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”), effective immediately.  Mr. Grover’s decision to resign from the Board is in connection with the items described in Item 8.01 below and does not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

As previously disclosed, the Company is party to a stockholders agreement (the “Stockholders Agreement”) with affiliates of KKR & Co. Inc. and MSD Partners, L.P. (“MSD”), pursuant to which Mr. Grover was nominated to the Board by MSD. On May 14, 2021, in accordance with the terms of the Stockholders Agreement, MSD notified the Company of its election to terminate (i) its right to nominate a director pursuant to Section 2.1(a) of the Stockholders Agreement and (ii) the voting agreement pursuant to Section 2.1(j) of the Stockholders Agreement, effective immediately. Accordingly, the Company no longer qualifies as a “controlled company” within the meaning of the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission and will become subject to additional NYSE corporate governance requirements relating to board and committee independence during the next twelve months.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: May 14, 2021	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary